Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Diebold, Inc.
We consent to the use of our reports dated February 27, 2009 with respect to the consolidated balance sheets of Diebold, Incorporated and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, incorporation by reference herein.
Our report on the consolidated financial statements refers to the adoption of the provisions of Emerging Issues Task Force (EITF) Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance, and EITF Issue No. 06-4, Accounting for Deferred Compensation and Post Retirement Aspects of Split-Dollar Life Insurance Arrangements, effective January 1, 2008, Statement of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Standard No, 109, effective January 1, 2007, Statement of Financial Accounting Standards No, 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans, effective January 1, 2008, and Statement of Financial Accounting Standards No. 157, Fair Value Measurements, effective January 1, 2008.
Our report dated February 27, 2009, on the effectiveness of internal control over financial reporting as of December 31, 2008, expresses our opinion that Diebold, Incorporated and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2008, because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses related to Diebold, Incorporated and subsidiaries’ selection, application and communication of accounting policies; monitoring; manual journal entries; contractual agreements; and account reconciliations have been identified and included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A(b) of Diebold, Incorporated and subsidiaries’ December 31, 2008 annual report on Form 10-K.
Cleveland, Ohio
September 18, 2009